UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2022
FactSet Research Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

45 Glover Avenue
Norwalk, Connecticut 06850
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (203) 810-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FDS	New York Stock Exchange LLC
The Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2022, the Board of Directors (the “Board”) of FactSet Research Systems Inc. (“FactSet” or the “Company”) elected Maria Teresa Tejada as a director of the Company. In conjunction with her election to the Board, Ms. Tejada was appointed to serve as a member of the Company’s Audit Committee.

Ms. Tejada, age 55, has spent nearly three decades in financial services as a trusted advisor to executive management teams and public company boards. Ms. Tejada is an expert partner at Bain & Co., Inc. in the global financial services practice. She advises clients on corporate strategy, risk management and governance topics. Prior to joining Bain & Co., Inc., Ms. Tejada was the chief strategic enterprise risk officer at Wells Fargo & Company with a focus on leveraging enterprise risk programs for regulatory remediation, as well as deputy chief risk officer and chief credit officer at KeyCorp where she was responsible for group-level risk oversight. Ms. Tejada spent 16 years at Goldman Sachs, between New York and London, in emerging markets fixed income and Latin America investment banking, ultimately serving as managing director of credit risk management & advisory for the Europe, Middle East, and Africa region. Early in her career, Ms. Tejada worked for the Federal Reserve Bank of New York in bank regulatory roles.

Ms. Tejada has been a Director of Pacific Mutual Holding Company since August 2021 and serves on both the Audit and the Investment and Finance Committees. Ms. Tejada has been a Board Trustee of the Cleveland Museum of Natural History since 2014 and an Honorary Director since January 2020, including serving as Vice-Chair, Nominating & Governance Co-Chair, and Board Chair Succession Task Force member.

There are no arrangements or understandings between Ms. Tejada and any other persons pursuant to which Ms. Tejada was selected as a director. Ms. Tejada has no direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor did she have a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

A copy of the press release, dated March 23, 2022, announcing the election of Ms. Tejada is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Factset Research Systems Inc., dated March 23, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

March 23, 2022	By:	/s/ LINDA S. HUBER
Linda S. Huber Executive Vice President, Chief Financial Officer (Principal Financial Officer)